LA JOLLA PHARMACEUTICAL IN FULL COMPLIANCE WITH NASDAQ LISTING REQUIREMENTS

SAN DIEGO, CA, January 12, 2006 – La Jolla Pharmaceutical Company (Nasdaq: LJPC) announced today that it has been notified by Nasdaq that the Company has regained compliance with Nasdaq’s minimum bid price rule. The Company is now in full compliance with all continued listing requirements.

La Jolla Pharmaceutical Company is a biotechnology company developing therapeutics for antibody-mediated autoimmune diseases and inflammation afflicting several million people in the United States and Europe. The Company is developing Riquent® for the treatment of lupus kidney disease, a leading cause of sickness and death in patients with lupus. The Company is also developing small molecules to treat various other autoimmune and inflammatory conditions. The Company’s common stock is traded on The Nasdaq Stock Market under the symbol LJPC. For more information about the Company, visit its Web site: http://www.ljpc.com.

Except for historical statements, this press release contains forward-looking statements. These forward-looking statements involve risks and uncertainties, and a number of factors, both foreseen and unforeseen, could cause actual results or events to differ materially from those anticipated. Readers are cautioned to not place undue reliance upon forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date hereof. Interested parties are urged to review the risks described in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, and in other reports and registration statements that we file with the Securities and Exchange Commission from time to time.